EXHIBIT 4.3

                     HARLEYSVILLE GROUP INC.
                   EXCESS STOCK PURCHASE PLAN
       ADOPTED BY BOARD OF DIRECTORS:  NOVEMBER 17, 1999
            APPROVED BY STOCKHOLDERS:  APRIL 26, 2000


                        TABLE OF CONTENTS
                        ----------------

ARTICLE NO.      ARTICLE TITLE                          PAGE NO.
-----------      -------------                          --------
   I.            PURPOSE                                      1

   II.           ELIGIBLE EMPLOYEES                           1

  III.           ENROLLMENT AND ENROLLMENT PERIODS            1

   IV.           DURATION OF OFFER AND SUBSCRIPTION PERIODS   2

    V.           NUMBER OF SHARES TO BE OFFERED               2

   VI.           SUBSCRIPTION PRICE                           2

  VII.           AMOUNT OF CONTRIBUTION AND METHOD OF PAYMENT 3

 VIII.           PURCHASE OF SHARES                           3

   IX.           WITHDRAWAL FROM THE PLAN                     4

    X.           TAX WITHHOLDING                              4

   XI.           SEPARATION FROM EMPLOYMENT                   4

  XII.           ASSIGNMENT                                   4

 XIII.           ADJUSTMENT OF AND CHANGES IN THE STOCK       4

  XIV.           AMENDMENT OR DISCONTINUANCE OF THE PLAN      5

   XV.           ADMINISTRATION                               5

   XVI.          EMPLOYEE'S RIGHTS                            5

  XVII.           TITLES                                      5

  XVIII.          APPLICABLE LAW                              5
















                    HARLEYSVILLE GROUP INC.

                   EXCESS STOCK PURCHASE PLAN
                   ---------------------------

                      ARTICLE 1 - PURPOSE
                      --------------------

      The Harleysville Group Inc. Excess Stock Purchase Plan (the

"Plan") is established by the Harleysville Group Inc. (the "Company")

for the benefit of the Eligible Employees of the Company.   The purpose

of the Plan is to provide each Eligible Employee with an opportunity to acquire or increase a proprietary interest in the Company. The Plan is available only to those employees who purchase the maximum number of shares allowable under the Harleysville Group Inc. Employee Stock Purchase Plan

("ESPP").  It will permit them to purchase additional shares, on a non-tax free basis, under the rules that apply to the ESPP.



                ARTICLE II - ELIGIBLE EMPLOYEES
                -------------------------------

(a)  All regular full-time employees and regular part-time employees who work at least twenty (20) hours or more a week for the Company and who, in any year, purchases the $25,000 in fair market value permitted under the ESPP ("Eligible Employee").

(b)  If an Employee obtains a hardship withdrawal under the Extra

     Compensation Plan of the Company or any similar plan maintained by the Company, its parent, or a subsidiary, then said Employee may not, for the twelve month period following the hardship withdrawal,

     make any contributions for purchase of stock under the Plan.  In such case, such Employee will be deemed to have withdrawn his or her contribution for the current Subscription Period and will have such

     contributions returned to him or her.   The Employee is further not

     entitled to re-subscribe to the Plan until the beginning of the first

     Subscription Period following the completion of the twelve month period.

         ARTICLE III - ENROLLMENT AND ENROLLMENT PERIODS
         ----------------------------------------------

       Separate  enrollment for this Plan is not necessary. Enrollment in the ESPP shall enable an Eligible Employee to participate in this Plan.

Actual participation shall not occur until (a) a Participant has purchased

$25,000 in fair market value of Company stock under the ESPP in any year, and

(b) the Participant has contributed to the ESPP an amount in excess of the amount required to purchase $25,000 in fair market value under the ESPP.

Any person who is an Eligible Employee and desires  to subscribe for the purchase of stock for the following Subscription Period must file a subscription agreement during the Enrollment  Period or otherwise have a Subscription

Agreement on file.   Once enrolled, an Eligible Employee will continue to

participate in the Plan for each succeeding Subscription Period until he or she terminates his or her participation or ceases to be an Eligible Employee.  If a participant desires to change his or her rate of contribution he or she may do so effective for the next Subscription Period by filing a new subscription agreement during the applicable Enrollment Period.


       ARTICLE IV - DURATION OF OFFER AND SUBSCRIPTION PERIODS
       -------------------------------------------------------


      This plan shall be in effect from July 1, 2000 through and including

July 31, 2005. During the duration of the Plan there will be ten (10)

"Subscription Periods".   Each Subscription Period runs from January 15

through July 14 or from July 15 through January 14.



           ARTICLE V - NUMBER OF SHARES TO BE OFFERED
            ------------------------------------------

      The total number of shares to be made available under the Plan  is

50,000 shares of common stock of the Company ("Stock"). The shares issued hereunder may either be authorized but unissued shares or treasury shares reacquired by the Company.  In the event this amount of Stock is subscribed prior to the expiration of the Plan, the Plan may be terminated in accordance with Article XII of the Plan.



                ARTICLE VI - SUBSCRIPTION PRICE
                -------------------------------
      The "Subscription Price" for each share of Stock shall be the lesser of eighty-five percent (85%) of the fair market value of such share on the last trading day before the first day of the

Subscription  Period or eighty-five percent (85%) of the fair market value of such share on the last trading day of the Subscription Period, but in no event less than $1.00 per share, the par value of share of Company Common

Stock.  The fair market value of a share shall be the Closing Price as reported on the NASDAQ National Market System for the applicable date.



        ARTICLE VII - AMOUNT OF CONTRIBUTION AND METHOD OF PAYMENT
        ----------------------------------------------------------
      Except as otherwise provided herein, the Subscription Price will be payable as set forth in the ESPP.  The combined maximum deduction under the

ESPP and this Plan shall be no more than fifteen percent (15%) of a

Participant's Base Pay.  "Base Pay" means the regular compensation paid to an

Eligible Employee with respect to the Enrollment Period.  Base Pay shall not include overtime, bonuses, or other items which are not considered to be regular earnings by the committee administering the Plan pursuant to

Article XV.  Payroll deductions will commence with the first pay issued during the Subscription Period and will continue with each pay throughout the entire Subscription Period except for pay periods for which the Eligible

Employee receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.).



                ARTICLE VIII- PURCHASE OF SHARES
                ---------------------------------
      The Company will maintain on its books an ESPP "Plan Account" in the name of each participant.  At the close of each pay period, the amount deducted from the participant's Base Pay will be credited to the participant's Plan Account. As of the last day of each Subscription Period,

the amount then in the participant's Plan Account will be divided by the

Subscription Price for such Subscription Period and the participant's  Plan

Account will be credited with the number of whole and fractional shares which results.  If there is an amount in the Plan account remaining after application of the $25,000  cap sufficient to purchase  additional shares, then the remaining amounts shall be used to purchase additional shares under this

Plan pursuant to the procedures applicable to the ESPP, up to a maximum of

15% of pay under both Plans.  Shares will be issued in a book entry form

with the Company's stock transfer agent.   A  participant will receive a

statement of
account in a timely fashion from the transfer agent following the end of each Subscription Period.  In the event the number of shares subscribed for any Subscription Period exceeds the number of shares available for sale under the Plan for such period, the available shares shall be allocated among the participants in proportion to their Plan Account balances.

      In the event that the number of shares which would be credited to any participant's Plan Account in any Subscription Period exceeds the limit specified in Article VII, the participant's account will be credited with the maximum number of shares permissible, and the remaining amounts will be refunded in cash without interest.



             ARTICLE IX - WITHDRAWAL FROM THE PLAN
             ---------------------------------------
      Withdrawal from the ESPP shall constitute withdrawal from this Plan.

At the time of withdrawal the amount credited to the participant's Plan

Account will be refunded in cash without interest.



                   ARTICLE X - TAX WITHHOLDING
                   ---------------------------
     The Company shall require withholding tax to be collected on the difference between the purchase price and the fair market value at closing on the day prior to purchase, in accordance with IRS regulations; provided,

however, that a Participant may satisfy his or her withholding obligation by having withheld from delivery shares equal in fair market value to the withholding obligation or deliver shares of Company stock previously owned by

Participant for more than six months equal in fair market value to the amount sought to be withheld, or any combination thereof, so long as there is no accounting charge to earnings resulting therefrom.



             ARTICLE XI - SEPARATION FROM EMPLOYMENT
              ---------------------------------------
      Separation from employment with Company for any reason including death,

disability or retirement shall be treated as an automatic withdrawal as set forth in Article IX.

                    ARTICLE XII - ASSIGNMENT
                     -------------------------
           No participant may assign his or her subscription or rights to subscribe to any other person and any attempted assignment shall be void.



         ARTICLE XIII - ADJUSTMENT OF AND CHANGES IN THE STOCK
         ------------------------------------------------------
      In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of Stock or other securities of the

Company or of another corporation (whether by reason of merger, consolidation,

recapitalization, split-up, combination of shares, or otherwise), or if the number of shares of Stock shall be increased through a Stock split or the payment of a Stock dividend, then there shall be substituted for or added to each share of Stock theretofore reserved for sale under the Plan, the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.




      ARTICLE XIV - AMENDMENT OR DISCONTINUANCE OF THE PLAN
      -----------------------------------------------------
      The Board of Directors may suspend or terminate the Plan or revise  or amend it in any respect whatsoever; provided, however, that if shareholder approval is required by federal or state laws or regulations or by rules and regulations of a national securities exchange or the Nasdaq National Market of

The  Nasdaq Stock  Market, the amendment will not be effective until such stockholder approval.



                   ARTICLE XV - ADMINISTRATION
                   ---------------------------
      The Plan shall be administered by a committee to be appointed by the

Board of Directors consisting of three employees of the Company.  The committee may from time to time adopt rules and regulations for carrying out the Plan.  Interpretation or construction of any provision of the Plan by the committee shall be final and conclusive on all persons absent contrary action by the Board of Directors.

                   ARTICLE XVI - EMPLOYEE'S RIGHTS
                   -------------------------------
     Nothing in the Plan shall prevent the Company, its parent or any

subsidiary from terminating any employee's employment.   No employee shall

have any rights as a shareholder until full payment has been made for the shares for which he has subscribed.



                     ARTICLE XVII - TITLES
                     ----------------------
      Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.



                 ARTICLE XVIII - APPLICABLE LAW
                  ------------------------------
      The  Plan shall be construed, administered and governed in all respects under the laws of the Commonwealth of Pennsylvania.



           TO RECORD THE ADOPTION OF THIS PLAN, THE COMPANY HAS CAUSED ITS

AUTHORIZED OFFICERS TO AFFIX THE CORPORATE NAME AND SEAL HERETO THIS 17th DAY

OF NOVEMBER, 1999.





                         HARLEYSVILLE GROUP INC.


                    BY:  /s/ Walter R. Bateman
                         ------------------------------------------------
                         Walter R. Bateman, II, Chairman, President & CEO

ATTEST:

/s/ R. A. Brown
-------------------------------------
Roger A. Brown, Senior Vice President,
Secretary & General Counsel